EXHIBIT 99.1
                                                         Contact:    Jad Mansour
                                                                  (415) 765-1814


         AIRLEASE LTD. ANNOUNCES THIRD QUARTER REGULAR CASH DISTRIBUTION

               AND A SPECIAL CASH DISTRIBUTION FROM AIRCRAFT SALE



         SAN FRANCISCO, September 17 -- Airlease Ltd., A California Limited Partnership
                  (OTCBB - AIRL), said today its directors approved a third quarter 2003 cash distribution of 5 cents per unit, the same as the 2003 second quarter cash distribution.

                           The board of directors also approved a special cash
distribution of 26 cents per unit, as a result of the recently completed sale of one MD-81 aircraft. Due to the lack of attractive alternative investments, the Partnership elected to disburse to unitholders the sale proceeds. Additional information concerning the sale of this aircraft, as well as the pending sale of two additional similar aircraft, is set forth in the Company's recent Form 10-QSB as filed with the Securities and Exchange Commission.

                           The third quarter regular cash distribution of 5
cents per unit and the special cash distribution of 26 cents per unit will be payable on November 14, 2003, to unitholders of record on September 30, 2003.



9/17/2003
                                      # # #